Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing and	Senior Vice President
Corporate Communications	(212) 836-9608
(856) 810-6210	dsullivan@equityny.com
johnpaolin@hillintl.com

FOR IMMEDIATE RELEASE

Hill International Reports Record Fiscal Year 2008 Financial Results;

Consulting Fees Up 64.4% and Net Earnings Up 24.8%

Marlton, NJ – March 9, 2009 – Hill International (NYSE:HIL), the global leader in managing construction risk, announced today record financial results for the fiscal year ended December 31, 2008. Total revenue for fiscal year 2008 grew to $380.5 million, an increase of 31.1% over 2007. Consulting fee revenue for 2008 grew to $333.9 million, an increase of 64.4% over the prior year. In 2008, Hill’s consulting fee revenue growth of 64.4% was comprised of 39.9% organic growth and 24.5% growth from acquisitions.

Operating profit for the year improved to $22.2 million, an increase of 26.0% over 2007. Net earnings for 2008 grew 24.8%, to $17.7 million (or $0.43 per diluted share based on 41.1 million diluted shares outstanding) from $14.1 million (or $0.45 per diluted share based on 31.4 million diluted shares outstanding) for the prior year.

The company’s total backlog at the end of 2008 increased to $667 million during the year, up 60.3% from the end of 2007. Twelve-month backlog at the end of 2008 increased to $269 million during the year, up 37.2% from the end of 2007.

“We are very pleased with our record financial performance in 2008,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “We were able to successfully acquire and integrate five companies in 2008 on top of generating nearly 40% organic growth,” said Richter.

“That being said, we know that we face a much more challenging economic environment in 2009 and beyond, but we believe that Hill is well positioned because of our diversification—across different geographies, different market sectors, different client types and different service offerings—to strengthen our business, minimize our overhead cost structure and maximize our profitability even during these difficult times,” Richter added.

Fourth Quarter 2008 Results

Total revenue for the fourth quarter of 2008 was $104.6 million, an increase of 21.3% from the fourth quarter of 2007. Consulting fee revenue for the fourth quarter of 2008 grew to $95.2 million, an increase of 62.2% from the prior year quarter. During the fourth quarter of 2008, the growth in Hill’s consulting fee revenue was comprised of 39.2% organic growth and 23.0% growth from acquisitions.

Operating profit in the fourth quarter of 2008 was $3.8 million, a 24.4% decline from the fourth quarter of 2007. Net earnings in the fourth quarter of 2008 declined by 63.5%, to $1.9 million (or $0.05 per diluted common share based on approximately 40.7 million diluted common shares outstanding) from $5.1 million (or $0.14 per diluted common share based on approximately 35.9 million diluted common shares outstanding) in the fourth quarter of 2007.

Hill International March 9, 2009	Page 2

Diluted earnings per share in the fourth quarter of 2008 were unfavorably impacted by numerous factors, including the following:

•	Additional reserves for certain receivables of $1,500,000.

•	An expense for discretionary management bonuses earned for all of 2008 that were expensed fully in the fourth quarter of 2008 in the amount of $1,200,000.

•	Currency devaluations in the British Pound and the Euro that decreased our operating profit earned in those locations in the amount of $590,000.

•	Costs incurred in connection with an acquisition discontinued in the fourth quarter of 2008 in the amount of $360,000.

In the aggregate, these factors impacted Hill’s 2008 fourth quarter net earnings by approximately $1.8 million, or $0.04 per diluted share.

The diluted earnings per share for the fourth quarter of 2008 were also negatively impacted by (i) an increase in Hill’s effective income tax rate in the fourth quarter of 2008 to 45.6% from 2.5% in the fourth quarter of 2007, and (ii) a significant increase in diluted shares outstanding as a result of the exercise of substantially all of the Company’s warrants in late 2007 into approximately 13,600,000 common shares and the issuance in early 2008 of 2,300,000 common shares under the earn-out provision of the merger agreement between Arpeggio and Hill.

Total backlog at the end of the fourth quarter of 2008 was $667 million, unchanged from the end of the third quarter of 2008. Twelve-month backlog at the end of the fourth quarter of 2008 was $269 million, a 13.8% decrease from the end of the third quarter of 2008.

“Our earnings for the fourth quarter were negatively impacted by a variety of unusual items. The very serious economic problems that exist around the globe will, in my opinion, continue throughout 2009 and into 2010 but we have made, and will continue to make, significant adjustments to our company’s cost structure and geographic market focus in an attempt to maintain, and even improve, profitability in 2009 despite the current economic environment,” added Richter.

Business Segment Results

In addition to providing consolidated financial results, Hill also reports separate financial results for its two operating segments: the Project Management Group and the Construction Claims Group. Hill’s Project Management Group provides program management, project management, construction management, project management oversight, troubled project turnaround, staff augmentation, estimating and cost management, project labor agreement consulting and management consulting services. Hill’s Construction Claims Group provides claims preparation, analysis and review, litigation support, lender advisory, cost/damages assessment, delay/disruption analysis, contract review and assessment, risk assessment, adjudication and expert witness testimony services.

Project Management Group. Total revenue at Hill’s Project Management Group for fiscal year 2008 grew to $289.9 million, an increase of 39.0% over 2007. Consulting fee revenue in 2008 for the Projects Group grew to $247.3 million, an 83.2% increase from 2007. That percentage growth was comprised of 47.6% organic growth and 35.6% growth from acquisitions. Operating profit for the Projects Group in 2008 was $38.1 million, an increase of 54.2% from the prior year.

Total revenue for the Projects Group during the fourth quarter of 2008 rose to $82.5 million, an increase of 28.0% over the fourth quarter of 2007. Consulting fee revenue for the Projects Group in the fourth quarter of 2008 was $73.8 million, growth of 84.8% from the year earlier quarter. That percentage growth was comprised of 53.5% organic growth and 31.3% growth from acquisitions. Operating profit for the Projects Group in the fourth quarter of 2008 was $10.9 million, an increase of 52.5% from the prior year quarter.

Hill International March 9, 2009	Page 3

Construction Claims Group. Total revenue at Hill’s Construction Claims Group for fiscal year 2008 grew to $90.5 million, an increase of 10.7% over 2007. Consulting fee revenue in 2008 for the Claims Group increased to $86.6 million, growth of 27.0% from 2007. That percentage growth was comprised of 24.8% organic growth and 2.2% growth from acquisitions. Operating profit for the Claims Group in 2008 was $9.5 million, an increase of 15.1% from the prior year.

Total revenue for the Claims Group in the fourth quarter of 2008 grew to $22.1 million, a slight increase of 1.3% over the fourth quarter of 2007. Consulting fee revenue for the Claims Group in the fourth quarter of 2008 was $21.3 million, a 14.1% increase from the fourth quarter of 2007. That percentage growth was comprised of 8.7% organic growth and 5.4% growth from acquisitions. Operating profit for the Claims Group in the fourth quarter of 2008 was $1.3 million, a 48.5% decrease from the prior year quarter.

Achievement of 2008 Earnout

The Agreement and Plan of Merger, dated December 5, 2005, as amended, between Hill and Arpeggio Acquisition Corporation, provides for certain stockholders of Hill to receive up to an additional 6,600,000 shares of the combined company’s common stock, contingent upon the combined company attaining certain targets for earnings before interest and taxes (“EBIT”) over a four-year period. Hill’s EBIT for the fiscal year ended December 31, 2008 was $21.2 million and the target for the 2008 earn-out was $18.4 million. Therefore, the contingent shares for 2008 have been earned and an additional 1,000,000 shares of Hill’s common stock are expected to be issued during the second quarter of 2009.

Stock Repurchase Program

The company repurchased approximately 1,165,000 shares of its common stock at a cost of $5.9 million, or an average cost of $5.10 per share, during the fourth quarter of 2008 under the previously announced Board-authorized $20.0 million stock repurchase program.

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Tuesday, March 10, 2009, at 11:00 am Eastern Time to discuss the financial results for the fourth quarter and full year ended December 31, 2008. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International conference call. The conference call will be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Presentations and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with approximately 2,400 employees in 80 offices worldwide, provides program management, project management, construction management, and construction claims services. Engineering News-Record magazine recently ranked Hill as the 11th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Certain statements contained in this press release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that such statements be protected by the safe harbor

Hill International March 9, 2009	Page 4

created thereby. Except for historical information contained in this press release, the matters set forth herein including, but not limited to, any projections of earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include: modifications and termination of construction management, project management and claims management contracts; control and operational issues pertaining to business activities that we conduct pursuant to joint ventures with other parties; difficulties we may incur in implementing our merger and acquisition strategy; the need to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog. Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking.

(HIL-G)

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Hill International March 9, 2009	Page 5

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In 000’s, Except Per Share Data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Consulting fee revenue	$95,180	$58,668	$333,882	$203,118
Reimbursable expenses	9,429	27,603	46,600	87,205

Total revenue	104,609	86,271	380,482	290,323

Cost of services	51,410	30,438	182,728	106,824

Reimbursable expenses	9,429	27,603	46,600	87,205

Total direct expenses	60,839	58,041	229,328	194,029

Gross profit	43,770	28,230	151,154	96,294
Selling, general and administrative expenses	40,661	24,028	132,614	80,903
Equity in earnings of affiliates	(664)	(791)	(3,658)	(2,221)

Operating profit	3,773	4,993	22,198	17,612
Minority interest in income of subsidiaries	181	71	1,027	247
Interest (income) expense, net	183	(284)	(134)	433

Earnings before provision for income taxes	3,409	5,206	21,305	16,932
Provision for income taxes	1,556	129	3,654	2,788

Net earnings	$1,853	$5,077	$17,651	$14,144

Basic earnings per common share	$0.05	$0.16	$0.43	$0.53

Basic weighted average common shares outstanding	40,657	32,274	40,809	26,720

Diluted earnings per common share	$0.05	$0.14	$0.43	$0.45

Diluted weighted average common shares outstanding	40,665	35,874	41,148	31,387

Hill International March 9, 2009	Page 6

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Segment Data

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Project Management Group
Consulting fee revenue	$73,843	$39,966	$247,326	$134,968
Total revenue	$82,503	$64,440	$289,933	$208,563
Gross profit	$31,856	$17,118	$101,586	$58,005
Gross profit as a percent of consulting fee revenue	43.1%	42.8%	41.1%	43.0%
Depreciation and amortization	$1,360	$298	$3,625	$994
Operating profit before equity in earnings of affiliates	$10,284	$6,390	$34,419	$22,466
Equity in earnings of affiliates	664	791	3,658	2,221

Operating profit	$10,948	$7,181	$38,077	$24,687
Operating profit as a percent of consulting fee revenue	14.8%	18.0%	15.4%	18.3%

Construction Claims Group
Consulting fee revenue	$21,337	$18,702	$86,556	$68,150
Total revenue	$22,106	$21,831	$90,549	$81,760
Gross profit	$11,914	$11,112	$49,568	$38,289
Gross profit as a percent of consulting fee revenue	55.8%	59.4%	57.3%	56.2%
Depreciation and amortization	$597	$490	$2,060	$2,427
Operating profit	$1,332	$2,587	$9,480	$8,236
Operating profit as a percent of consulting fee revenue	6.2%	13.8%	11.0%	12.1%

Hill International March 9, 2009	Page 7

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Other Financial Data

(Unaudited)

	Three Months Ended		Year Ended
(in thousands)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Consulting fee revenue	$95,180	$58,668	$333,882	$203,118
Total revenue	$104,609	$86,271	$380,482	$290,323
Gross profit	$43,770	$28,230	$151,154	$96,294
Gross profit as a percent of consulting fee revenue	46.0%	48.1%	45.3%	47.4%
Selling, general and administrative expenses (excluding corporate expenses)	$32,153	$19,253	$107,255	$65,592
Selling, general and administrative expenses (excluding corporate expenses) as a percent of consulting fee revenue	33.8%	32.8%	32.1%	32.3%
Corporate expenses	$8,507	$4,775	$25,359	$15,311
Corporate expenses as a percent of consulting fee revenue	8.9%	8.1%	7.6%	7.5%
Operating profit	$3,773	$4,993	$22,198	$17,612
Operating profit as a percent of consulting fee revenue	4.0%	8.5%	6.6%	8.7%
Effective income tax rate	45.6%	2.5%	17.2%	16.5%

Hill International March 9, 2009	Page 8

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Balance Sheet Data

(Unaudited)

(in thousands)	December 31, 2008	December 31, 2007
Cash and cash equivalents	$20,430	$66,128
Accounts receivable, net	$118,124	$83,151
Current assets	$161,492	$162,428
Total assets	$254,041	$207,199
Current liabilities	$80,563	$59,647

Total debt	$18,887	$3,312
Stockholders’ equity	$135,506	$128,372

EBITDA Reconciliation

(Unaudited)

A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended		Year Ended
(in thousands)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net earnings	$1,853	$5,077	$17,651	$14,144
Interest expense (income), net	183	(284)	(134)	433
Income taxes	1,556	129	3,654	2,788
Depreciation and amortization	2,136	871	6,384	3,740

EBITDA	$5,728	$5,793	$27,555	$21,105